[x} PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                 SHAW INDUSTRIES INC.
                      LOGO HERE

         RECORD DATE SHARES:



                                                            With-  For All
                                                     For    hold   Except


1. Election of four Class III Directors :            [ ]    [ ]     [ ]

William C. Lusk, Jr., W. Norris Little
Robert R. Harlin, Roberto Garza

       (Instruction: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the nominee's name in the list provided above.)

                                                     Form    Against   Abstain

2. Proposal to adopt 2000 stock incentive plan:      [ ]       [ ]       [ ]



3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s). This Proxy may be revoked at any time prior to the voting thereof.

   Mark box at right if address change has been noted on the
   reverse side of this card.                                            [ ]


Please be sure to sign and date this Proxy.        Date: April           , 2000

Shareholder sign here                              Co-owner sign here

DETACH CARD


                             SHAW INDUSTRIES, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Card. There are a number of issues related to the management and operation of your Company that require your immediateattention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 27, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


/s/ ROBERT E. SHAW
Robert E. Shaw
Chairman of the Board of Directors and Chief Executive Officer

PROXY                                                                    PROXY

                             SHAW INDUSTRIES, INC.
          This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of the 2000 Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Robert E. Shaw and J.C. Shaw, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Shaw Industries, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Shaw Industries, Inc., to be held at the administrative offices of the Company, 616 East Walnut Avenue, Dalton, Georgia at 11:00 o'clock a.m., on April 27, 2000 and at any adjournment(s) thereof:

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES AND "FOR" PROPOSAL 2.

Important:Please sign this Proxy exactly as your name or names appear thereon. If shares are held by more than one owner, each must sign. Executors, administrators, trustees or guardians, and others signing in a representative capacity should give their full titles.

HAS YOUR ADDRESS CHANGED?
_____________________________________________
_____________________________________________
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